EXHIBIT 10.6
                           TRADEMARKS LICENSE AGREEMENT






AGREEMENT entered into as of September 15, 1997, by and between White Consolidated Industries, Inc., a Delaware Corporation, having its principal office at 11770 Berea Road, Cleveland, Ohio 44111 ("Licensor"), Electronic Industries of America, Inc., a Florida Corporation, having its principal office at 16550 N.W. 10th Avenue, Miami, Florida 33169 (hereinafter referred to as "Licensee").

WHEREAS, Licensor is the owner of the Trademark Philco and associated designs and trade dress (together, the "Trademarks"), and is using the Trademarks throughout the World, and

WHEREAS, Licensor has the right to grant Licensee the license, right and permission to use the Trademarks, and

WHEREAS, Licensee is in the business of manufacturing, distributing and selling articles described and specified hereinafter (the "Products"), and desires to secure the license, right and permission to use the Trademarks upon, and in connection with, the manufacturing, distributing and selling of such Products; and

WHEREAS, the Products that are the subject of this Agreement have been defined by the parties as portable consumer microwave oven products listed on Exhibit A hereto (and any other articles which the parties mutually agree to be subject to the provisions of this Agreement which, in accordance with the terms of this Agreement, bear the Trademarks (collectively, the "Trademarked Product").

WHEREAS, Licensor desires to grant to Licensee, and Licensee desires to accept from Licensor, a license to use the Trademarks in the design, manufacture, advertising, sale and promotion of the Products, subject to each of the terms, provisions and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions contained herein, the parties hereto do hereby agree as follows:
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ARTICLE 1
GRANT OF LICENSE AND DESIGNATION OF TRADEMARKED PRODUCT

Effective upon the execution of this Agreement, Licensor hereby grants to Licensee, for the period hereinafter specified and upon the terms, provisions and conditions of this Agreement, the exclusive right and license to use the Trademarks within the geographic area described in Article 2 hereof, in the design, manufacture, advertising, sale and promotion of the Trademarked Product.

In the event of any disputes between the parties to this Agreement regarding the definition of Trademarked Product, the final decision regarding such definition shall rest in Licensor's sole and absolute discretion. The rights granted to Licensee herein are limited to use on or in connection with the Trademarked Product and Licensee specifically agrees not to use the Trademarks in any manner or on any product, service or item, except as set forth in the Agreement.


ARTICLE 2
GEOGRAPHIC AREA

The rights granted to Licensee hereunder may be exercised by Licensee within the USA, Canada and Puerto Rico (the "Territory"), and Licensee shall have exclusive rights with respect to the Trademarked Product. Upon Licensee's request, Licensor may, in its discretion, extend the areas in which Licensee may exercise said rights, but any such extension shall, in each instance, be evidenced by a written and duly executed amendment to this Agreement for such periods and upon such terms and conditions as shall be determined by Licensor. From time to time Licensor may wish to purchase Trademarked Product for sale outside the Territory. Licensee agrees to sell Trademarked Product to Licensor at the same price Licensee sells Trademarked Product to its best customer.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF LICENSOR

3.1 Organization and Power. Licensor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Licensor has all corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder.

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3.2 AUTHORIZATION. The execution, delivery and performance by Licensor of this
Agreement and the consummation of the transaction contemplated hereby has been duly and validly authorized by all requisite corporate action, and no other corporate act or proceeding on this part of Licensor is necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby.

3.3 NO VIOLATION. Licensor is not subject to nor obligated under its certificate of incorporation or bylaws, any applicable law, rule or regulation of any governmental authority, or any agreement, instrument, license or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by its execution, delivery or performance of this Agreement.

3.4 OWNERSHIP OF TRADEMARKS. Licensor is the owner of the Trademarks and, to Licensor's knowledge, the use of the Trademarks in the design, manufacture, advertising, sale and promotion of any of the Trademarked Product will not infringe any intellectual property or any other rights of any third party.

3.5 RIGHT TO GRANT LICENSE. Licensor has the full right, power and authority to grant the license as set forth in Article 1 hereof.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF LICENSEE

4.1 ORGANIZATION AND POWER. Licensee is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Licensee has all corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder. - 4.2 Authorization. The execution, delivery and performance by Licensee of this Agreement and the consummation of the transaction contemplated hereby has been duly and validly authorized by ail requisite corporate action, and no other corporate act or proceeding on this part of Licensee is necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby.

4.2 AUTHORIZATION. The execution, delivery and performance by Licensee of this Agreement and the consummation of the transaction contemplated hereby has been duly and validly authorized by all requisite corporate action, and no other corporate act or proceeding on this part of Licensee is necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby.

4.3 NO VIOLATION. Licensee is not subject to nor obligated under its certificate of incorporation or bylaws, any applicable law, rule or regulation of any governmental authority, or any agreement, instrument, license or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by its execution, delivery or performance of this Agreement.

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 ARTICLE 5
 TERM OF AGREEMENT

5.1 CONTRACT TERM. The Contract Term of this Agreement commence of the date first mentioned above and ending on December 31, 2002 at midnight Eastern Standard Time, unless sooner terminated pursuant to the terms of this Agreement.

5.2 EXTENSION TERMS. Licensor hereby grants to Licensee the option to extend the term of this Agreement for up to six (6) two (2) year periods commencing as of January 1, 2003 and ending on December 31, 2014, at midnight Eastern Standard Time, unless sooner terminated pursuant to the terms of this Agreement with such extended terms to be subject to the same terms and must achieve specified levels of Minimum Sales during the then preceding Contract or Extension Term of this Agreement as set forth in Article 8 hereof. Such options to extend the term of this Agreement must be exercised by Licensee, if at all, by giving written notice to Licensor at least one hundred and twenty (120) days prior to the expiration of the then preceding Contract Term of this Agreement. Nine months (270 days) prior to the end of the fourteenth extension, the parties will negotiate, in good faith, the possibility of extending this Agreement for one or more extension periods.

ARTICLE 6
ROYALTIES

6.1 EARNED ROYALTIES. Subject to of Article 7 hereof, Licensee shall pay to Licensor for the rights granted hereunder a sum equal to one and [*****] of the Net Invoice Value of Trademarked Products Sold by Licensee (the "Royalties").

The Royalties shall be remitted in accordance with Section 7.4 of this Agreement.

6.2 DEFINITION OF NET INVOICE VALUE. As used throughout this Agreement, the term "Net Invoice Value" shall mean the aggregate of the invoiced amounts of Trademarked Product sold by Licensee, less (a) resumed goods, refunds, credits and allowances actually made or allowed to customer with respect to Trademarked Product, (b) freight or handling charges charged to customers or incurred on resumed goods, and (c) sales and excise taxes actually paid ("NIV").

                   CONFIDENTIAL INFORMATION OMITTED AND FILED
                  SEPARATELY WITH THE SECURITIES AND EXCHANGE
                 COMMISSION. ASTERICKS DENOTE SUCH OMMISSIONS.

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ARTICLE 7
MINIMUM ROYALTY PAYMENTS

7.1 MINIMUM ROYALTY PAYMENTS. The Minimum Royalties for the Contract Term shall be paid [*****] in advance on execution of this Agreement and the balance in twenty (20) equal installments of $[*****] paid quarterly beginning March 30, 1998 and throughout the remainder of the contract period. Each installment is due on or before the 30th day of each March, June, September and December. The Minimum Royalties for each Extension Term as shown below shall be paid in four
(4) equal installments each by the 30th day of March, June, September and December of the respective term.

7.1A Licensee shall not be in default of this Paragraph if the minimum royalties paid pursuant to a Trademark Licensee Agreement between White Consolidated Industries and New M-Tech Corporation, of even date, and the royalties paid pursuant to this Agreement equal the minimum royalty payments set forth below.

TERM                       YEAR(S)           MINIMUM
----                       -------           ROYALTIES
Contract                                     ---------
Term                       1997/2002         [*****]


First Extension Term       2003/2004         [*****]
Second Extension Term      2005/2006         [*****]
Third Extension Term       2007/2008         [*****]
Fourth Extension Term      2009/2010         [*****]
Fifth Extension Term       2011/2012         [*****]
Sixth Extension Term       2013/2014         [*****]


7.2 INITIAL ROYALTY PAYMENT. Licensee shall pay Licensor an initial royalty payment (the "Initial Royalty Payment") of [*****] upon execution of this Agreement. The Initial Royalty Payment shall be applied against the first Royalties payable pursuant to Section 7.4 of this Agreement.

                   CONFIDENTIAL INFORMATION OMITTED AND FILED
                  SEPARATELY WITH THE SECURITIES AND EXCHANGE
                 COMMISSION. ASTERICKS DENOTE SUCH OMMISSIONS.

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7.3 APPLICATION OF EARNED ROYALTIES. The Earned Royalties to be paid under
Article 6 shall be applied against the Minimum Royalties due under this Article 7, and Licensee shall pay by each due date specified in this Article 7 the sum of: (i) the Minimum Royalties as specified above; plus (ii) the excess, if any, of the Earned Royalties (per Article 6) over the Minimum Royalties for the then current quarter payable by such due date (such sum hereinafter referred to as the "Royalty Payment").

7.4 QUARTERLY REPORTS OF SALES AND ROYALTY PAYMENTS. On or before the twentieth
(20th) day of each January, April, July and October during the Contract Term and any Extension Term, Licensee shall deliver to Licensor the following: (i) a written statement, certified to be true and correct by the Chief Financial Officer of Licensee, setting forth the Gross an NIV sales for each Trademarked Product during the preceding calendar quarter and a calculation of the Royalties payable under Article 6 and 7 of this Agreement for such period, and (ii) a check payable to Licensor in full payment of the amount due under Article 6 and 7 of this Agreement for such period. Each royalty payment, payable in US currency, shall be remitted by check at Licensor's address as provide by this Agreement.

7.5 In the event that during any of the Terms of the Agreement, the aggregate retail sales of microwave ovens in the United States decreases from the prior Term (the amount of such reduction of sales of microwave ovens in the United States is hereinafter express as a percentage and the amount by which such percentage exceeds [*****]% is hereinafter referred to as the to as the "Reduction Percentage"), then the Minimum Sales Commitment for the Term following the Prior Term (the "Adjustment Period") shall be reduced. This reduction shall be in an amount (the "Reduction Amount") equal to (i) the higher of (A) the Minimum Sales Commitment for the Adjustment Period or (B) the actual sales by Newtech of microwave ovens during the Prior Term (the "Actual Prior Term Sales") multiplied by (ii) the Reduction Percentage. The Reduction amount will then be subtracted from the higher of (i) the Minimum Sales Commitment for the Adjustment Period or (ii) the Actual Prior Term Sales, to determine the new Minimum Sales Commitment for the Adjustment Term; provided, however that if this computation yields an amount greater than the Minimum Sales Commitment for such Term, then no adjustment shall be made. For purpose of this section, sales for microwave ovens in the United States shall be determined by reference to applicable information published in the most widely-circulated brace publication containing such information; provided that if Licensor and Licensee are unable to agree upon the publication from which such information is be derived, then the applicable information shall be derived by reference to applicable information shall be derived by reference to a trade publication selected by the licensor and a trade publication selected by the licensee, and the applicable sales information shall be determined on the basis of the average of the data contained on the two publications.

                   CONFIDENTIAL INFORMATION OMITTED AND FILED
                  SEPARATELY WITH THE SECURITIES AND EXCHANGE
                 COMMISSION. ASTERICKS DENOTE SUCH OMMISSIONS.

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ARTICLE 8
MINIMUM SALES OF TRADEMARKED PRODUCT

8.1 FAILURE TO MEET REQUIRED MINIMUM SALES. Licensee shall use its best efforts to advertise and sell Trademarked Product in the Territory during the term of this Agreement. Should Licensee fail to achieve the NIV sales over any two consecutive terms as set forth below in this Article 8 then Licensor may, at its option, elect to terminate this Agreement by written notice delivered to Licensee with sixty (60) days after the end of any period in which Licensee failed to achieve such required Minimum Sales. Such termination shall be effective upon delivery of said notice but shall not affect Licensee's outstanding indebtedness to Licensor or any of the provisions relating thereto.

8.1A. Licensee shall not be in default of this Paragraph if The Minimum Sales generated pursuant to a Trademark License Agreement between White- Consolidated Industries and New M-Tech Corporation, of even date, and the minimum sales generated pursuant to this Agreement equal the minimum sales set forth below.

Contract Term          [*****]
First Extension Term   [*****]
Second Extension Term  [*****]
Third Extension Term   [*****]
Fourth Extension Term  [*****]
Fifth Extension Term   [*****]
Sixth Extension Term   [*****]


ARTICLE 9
ADVERTISING AND ART WORK

9.1 ADVANCE SUBMISSION. Licensee shall submit to Licensor for approval all advertising and promotional items, budgets, programs and materials relating to the Trademarked Product at least fourteen (14) days prior to intended usage. Licensor shall provide Licensee with written approval or disapproval within ten
(10) business days after Licensor's receipt thereof. Should Licensor disapprove, its written notice shall explain in detail the reasons for disapproval so that Licensee may prepare and submit new advertising and art work.

9.2 ART WORK. Licensor shall make available to Licensee any and ail necessary film, photostats, artwork and full color reproductions of its Trademarks, artwork, designs and other materials necessary for Licensee's use in accordance with this Agreement.
                   CONFIDENTIAL INFORMATION OMITTED AND FILED
                  SEPARATELY WITH THE SECURITIES AND EXCHANGE
                 COMMISSION. ASTERICKS DENOTE SUCH OMMISSIONS.

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9.3 EXPENSE REIMBURSEMENT. Licensee shall reimburse Licensor for Licensor's out-of- pocket expenses, including, reasonable hourly charges for creative personnel incurred by Licensor in the preparation for Licensee, when and if required, of new artwork, mechanicals, and film. All charges shall be agreed to prior to the time such expenses are incurred, and all sums due to Licensor under this Article 9 shall paid by Licensee upon receipt of an appropriate invoice.


ARTICLE 10
LICENSEE'S RECORDS

Licensee shall keep and maintain at its regular place of business separate and complete books and records of all business transacted by Licensee in connection with the Trademarked Product, including, but not limited to, books and records relating to Gross and NIV of Sales and orders for Trademarked Product. Such books and records shall be maintained in accordance with generally accepted accounting procedures and principles consistently applied. Licensor or its duly authorized agents or representatives shall have the right to inspect said books and records at Licensee's premises during Licensee's regular business hours.

ARTICLE 11
LICENSEE'S ANNUAL REPORTS AND ANNUAL ROYALTY PAYMENTS

On or before the fifteenth (1Sth) day of the second (2nd) month following the end of Licensee's fiscal year, Licensee shall render to Licensor a statement certified by Licensee's Chief Financial Officer disclosing gross and NIV Value of sales, Royalties due and Royalties paid for Licensee's preceding fiscal year, and for any Contract or Extension Term which ended within said fiscal year. If said statement discloses that the amount of Royalties paid during any period to which said statement relates was less than the amount required to be paid under the provisions of this Agreement, Licensee shall pay said deficiency concurrent with the delivery of the statement. If said statement discloses the Licensee has paid Royalties in excess of the amounts required to be paid, Licensor shall apply said excess to the next Royalty payment.

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ARTICLE 12
AUDIT BY LICENSOR

At all times during the existence of this Agreement and for twelve (12) months after the last report is rendered hereunder, Licensor, if it so chooses, may cause its independent accountants to audit all books and records of Licensee pertaining Trademarked Product. Licensor shall have the further right to engage an independent certified public accounting firm, to audit the books and records of Licensee with regards to the Royalties due hereunder. In the event any such audit shall disclose that the Licensee has understated NIV Sales or underpaid Royalties for any reporting period, Licensee shall forthwith and upon written demand of Licensor, pay the amount, if any, by which the Royalties owing exceed Royalties paid, plus interest of twelve percent (12%) per annum on such delinquent amounts, accruing from the date on which such amounts became delinquent to the date on which such delinquent amounts were paid. In the event that Licensee has understated NIV Sales and consequently has underpaid Royalties in excess of One Thousand dollars ($1,000) of amount due for any Contract Term, Licensee shall forthwith and upon written demand also pay all costs, fees and expenses incurred by Licensor in conducting such audit, including, without limitation, reasonable travel expenses. Should such audit disclose that the Royalties paid exceed the Royalties due, any excess revealed by such audit will be remitted to Licensee.


ARTICLE 13
LICENSEE OBLIGATIONS

13.1 LICENSEE DILIGENCE. Licensee shall design, manufacture, advertise, sell and ship the Trademarked Product and shall continuously and diligently during the term hereof procure and maintain facilities and trained personnel sufficient and adequate to accomplish the foregoing, all to the extent and in a manner no less thorough, diligent and professional than the same accorded by Licensee for Licensee's most favored premium products and/or services. A cessation of the above for a continuous period of ninety (90) days shall be grounds for termination by Licensor, without notice. The marketing of Trademarked Product shall be conducted in a manner consistent with enhancing the long-term value of the Trademarks. It is the interest of the parties that Trademarked Product be sold simultaneously through a wide range of retailers. Accordingly, Licensee shall continuously and diligently design, price and promote Trademarked Product to retailers in all major classes of trade including department stores (i.e., Macy's, Burdine's, Bloomingdale's, etc.), mass merchants (i.e., Walmart, Kmart, etc.), regional discounters (i.e., Caldor, Bradlees, etc.), warehouse clubs (i.e., Target, Sam's, etc.), specialty electronics chains (i.e., The Wiz, etc.), mail order, premium and television shopping services. Licensee shall exhibit Trademarked Product in exhibit or booth space at the annual electronics show.

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13.2 LICENSOR INSPECTION RIGHTS. Licensor shall have the right to inspect any of
Licensee's facilities pertaining to the Trademarked Product during regular business hours. Licensor shall conduct such inspection in the presence of an officer, partner or authorized representative of Licensee.


13.3 NO COMPETITION WITH TRADEMARKED PRODUCT. During the term of this Agreement, Licensee shall not enter another license Agreement for products that would directly compete with the Trademarked Product other than under the Admiral trade name.


13.4 FORFEITURE OF TRADEMARK FOR NON-USE. Licensee's failure to ship Trademarked Product Trademark by December 31, 1998 shall be deemed a forfeiture of its grant to use the Trademarks. Failure of Licensee to ship Trademarked Product for a period of one (1) year shall be deemed a forfeiture of its grant to use the Trademarks.

13.5 FINANCIAL STANDARDS. Licensee shall provide its financial statements to Licensor annually or as requested by Licensor, which are to be prepared in accordance with U.S. GAAP. Licensee must promptly notify Licensor of a termination of any significant line of credit or guarantee of indebtedness by personal guarantor. Should Licensee's net worth fall below $2,000,000 in the aggregate, Licensor may at its option terminate this Agreement. Likewise Licensor may terminate this Agreement immediately if any of the following events occur

1) Licensee is in default under the provisions of any line of credit or debt agreement with financing institution.

2) A sale or transfer of Licensee's assets which, in Licensor's opinion, may affect the ability of Licensee to operate the business pursuant to this Agreement, or

3) Licensee incurs net operating losses in the aggregate for three or more consecutive years.

ARTICLE 14
APPROVALS AND QUALITY STANDARDS

14.1. ADVANCE APPROVAL. Prior to any use of any Trademarks, Licensee shall, at Licensee's expense, submit to Licensor, for Licensor's written approval, the following: (a) two (2) specimens of each Product on which the Trademarks is to appear (the "Specimens"); (b) all artwork which Licensee intends to use in connection with the Trademarks; and (c) all packaging, advertising and promotional literature which Licensee intends to use in the marketing or merchandising of the Trademarked Product. Licensor shall give Licensee written notice of approval or disapproval within ten (10) business days from its receipt of the Specimens, and should Licensor disapprove, its written notice shall

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explain in detail the reasons for disapproval so that Licensee may prepare and submit new Specimens and/or samples.

14.2 STANDARDS. After Licensor has given its written approval of said Specimens, then the approved product, quality, packaging, advertising and promotional literature shall be the standard for all Trademarked Product produced thereafter (the "Approved Quality").

14.3 PERIODIC SAMPLES. Thereafter, consecutively at four (4) month intervals, Licensee shall, at Licensee's expense, submit to Licensor not less than two (2) randomly selected production run samples of the Trademarked Product.

14.4 APPROVED QUALITY STANDARDS. Without the prior written approval of Licensor, Licensee shall not sell or distribute any Trademarked Product which deviates from the Approved Quality more than the deviation which would occur as a result of normal deviations in raw material characteristics.

14.5 PRODUCT SERVICING AND REPAIRS. Licensee will propose, prior to the sale of Trademarked Product at retail, a mechanism by which Licensee will respond to inquiries from consumers and third party appliance repair vendors regarding the operation of Trademarked Product and the procedures for obtaining parts for, or repairs to, Trademarked Product, which mechanism shall be designed to minimize any confusion with Licensor's existing customer service operations, or the existing customer service operation of other Licensees of the Trademarks.

14.6 PERIODIC REVIEW MEETINGS. Licensee will conduct periodic meetings with Licensor to review Licensee's progress and performance under the terms of this Agreement.


ARTICLE 15
RESTRICTIONS UPON SUBCONTRACTS

Licensee is responsible for the work of any subcontractor and for any debts, obligations or liabilities incurred by any such subcontractor in connection with the Trademarked Product. Licensee shall discontinue using any subcontractor who shall fail to comply with the Approved Quality standards and/or delivery schedules required by Licensee or Licensor.

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ARTICLE 16
ASSIGNMENT; TRANSFERS; SUBLICENSE

The parties hereby acknowledge the substantial personal service nature of Licensee's obligations hereunder. Therefore, without the prior written consent of Licensor, which consent will not be unreasonably be withheld, Licensee shall not voluntarily or by operation of law assign or transfer this Agreement or any of Licensee's rights or duties hereunder or any interest of Licensee herein, nor shall Licensee enter into any sublicense for the use of the Trademarks by. others. Any assignment, transfer or sub-license without Licensor's written consent shall be void and at the option of the Licensor shall constitute a default hereunder. For purposes of this Article 16, the failure of Windmere Corporation, a Florida Corporation, having its principal offices at 5980 Miami Lakes Drive, Miami Lakes, Florida, 33014, and Joel Newman, President of Electronic Industries of America, Inc. (Licensee) to maintain ownership of at least 51% of the outstanding voting stock of Licensee shall be deemed an attempted assignment of this Agreement, unless Licensee has made a public offering of its voting stock in which ease Electronic Industries of America, Inc. and Windmere need not retain 51% of the voting stock.

ARTICLE 17
NO DILUTION OF TRADEMARKS OR ATTACK UPON TRADEMARKS


17.1 LIMIT ON USE. Licensee shall not at any time use, promote, advertise, display or otherwise publish any Trademarks or any material utilizing or reproducing any Trademarks in whole or in part, except as specifically provided in this Agreement, without the prior written consent of Licensor, which consent shall not be unreasonably withheld,

17.2 NOTICE. Licensee shall cause to appear on all Trademarked Product and on all materials on, or in connection with which any Trademarks is used, such legends, markings and notices as may be required by law to give appropriate notice of all Trademarks, trade name or other rights therein or pertaining thereto.

17.3 MATERIALS AND DOCUMENTS. Licensee shall provide all materials and execute all documents required by law incident to the maintenance and/or preservation of the Trademarks and Licensor's rights therein.

17.4 NO CONTEST OF TRADEMARKS VALIDITY. Licensee shall not contest the validity of the Trademarks or any rights of Licensor therein, nor shall Licensee willingly become an adverse party in litigation in which others shall contest the Trademarks or Licensor's said rights. In addition thereto, Licensee shall not in any way seek to avoid its obligations hereunder because of the assertion or allegation by any persons, entities or government agencies, bureaus, or instrumentalities that any Trademarks is invalid or ineffective or by reason of any contest concerning the rights of Licensor therein.

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17.5 NO OTHER TRADEMARKS PROTECTION. Licensee agrees not to seek any state,
Federal, foreign or other statutory Trademarks or service mark or other protection for the Trademarks as they are used in connection with the Licensee's goods or services and all use of the Trademarks shall be for the sole benefit of the Licensor.


ARTICLE 18
INFRINGEMENT AND OTHER TRADEMARKS LITIGATION

18.1 TRADEMARKS DEFENSE. Licensee shall apprise Licensor immediately upon discovery of any possible infringement of the Trademarks which comes to the attention of the Licensee. Licensor, at its sole cost and expense, and in its own name, may prosecute and defend any action or proceeding which Licensor deems necessary or desirable to protect the Trademarks, including but not limited to actions or proceedings involving their infringement. Upon written request by Licensor, Licensee shall join Licensor at Licensor's sole expense in any such action or proceeding. However, Licensee shall not commence any action or proceeding to protect the Trademarks or any action or proceeding alleging infringement thereof without the prior written consent of Licensor. Licensee may prosecute and defend, at its sole expense and in its own name, any action or proceeding to protect its designs or styles. Any and all damages recovered in any action or proceeding commenced by Licensor shall belong solely and exclusively to Licensor.

18.2 NO LIABILITY FOR VIOLATION. Licensor shall have no liability to Licensee or any other person, nor shall be there by any right of contribution against Licensor therefore, for any action or proceeding alleging any violation of any antitrust, trade regulation, or similar statute, or for unfair competition. Furthermore, in the event of any threatened or actual action or proceeding in which Licensee and Licensor are or may be charged with jointly violating any antitrust, trade regulation or similar statute, or any law pertaining to unfair competition, Licensee may, at its option, elect to be represented in such threatened or actual action or proceeding by Licensor's counsel at no cost to Licensee for fees, costs or expenses. Should Licensee elect in such event to be represented by Licensor's counsel, then Licensee shall relinquish any right to control or direct such threatened or actual action or proceeding, and Licensor shall maintain full control thereof. Such representation of Licensee shall continue only so long as Licensor's counsel, in its sole and absolute discretion, believes that it may properly and ethically represent both Licensor and Licensee. In the event that Licensor's counsel decides that it may no longer properly and ethically represent both Licensor and Licensee, then Licensor's counsel shall continue to represent Licensor only, and Licensee's continued defense shall be at Licensee's sole expense and shall be conducted by separate counsel.

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ARTICLE 19
ADDITIONAL RESTRICTIONS UPON USE OF TRADEMARKS

19.1 IDENTIFICATION OF TRADEMARKED PRODUCT. It is the intention of the parties hereto and the purpose of this Article 19 that all of the Trademarked Product be identified to the general public by the Trademarks. Licensee shall use a registration indicator in the form of a cirded-R or "TM" symbol in conjunction with the Trademarks when so instructed by the Licensor. Licensee further agrees to assist Licensor in obtaining registrations for the Trademarks in the event any Trademarks is not yet registered for the Trademarked Product. Licensee shall use notice language in the manufacture, sale, advertising or other promotion of the Trademarked Product as follows: or "Philco is a registered Trademark of White Consolidated Industries, Inc. and is used under license" or other such language as a Licensor designates in writing.

ARTICLE 20
DEFAULTS BY LICENSEE

20.1 DEFAULTS. Except as otherwise expressly provided in this Agreement, in the event Licensee shall default in the performance of any of the terms, conditions or obligations to be performed by Licensee hereunder, and if such default involves the payment of money and same shall not be cured within ten (10) days after Licensor gives written notice to Licensee of such default, or if such default involves performance other than the payment of money and the same is not cured within fifteen (15) days after Licensor gives written notice to Licensee of such default, then and in any such event, Licensor may immediately and without prior notice terminate this Agreement and all of the rights and obligations hereunder (except as otherwise expressly provided by this Agreement). In the event that a Receiver is appointed to, or one or more auditors take possession of all, or substantially all, of the assets of the Licensee, or if Licensee shall make a general assignment for the benefit of creditors, or if any action is taken or suffered by Licensee under any state or Federal insolvency or bankruptcy act, then this Agreement and all of the rights and obligations hereunder (except as otherwise expressly provided by this Agreement) shall immediately, and without notice or need of any further action by any party hereto, terminate.

20.2 TIME FOR PERFORMANCE. The time for performance of any act required of either party shall be extended by a period equal to the period during which such party was reasonably prevented from performance by fire, flood, storm, or other like casualty beyond such party's control.

Page 15--



ARTICLE 21
LICENSOR'S RIGHTS TO DESIGNS, ETC., UPON TERMINATION

21.1 RIGHTS UPON TERMINATION. In the event this Agreement is terminated for any reason, or expires according to its terms, Licensee shall assign, transfer and transmit to Licensor any and all rights of Licensee in the Trademarks, including associated goodwill, and shall not thereafter manufacture, sell or use the Trademarks in any manner; provided that, Licensee may however, dispose of its stock of Trademarked Product on hand within [*****] after the termination of this Agreement; provided, however, all sums due to Licensor have first been paid; and, further provided, that Licensee shall, prior to the effective date of said termination, deliver to Licensor a detailed schedule of all inventory of Trademarked Product in Licensee's possession (constructive or otherwise). After the expiration of the aforesaid [*****] period, Licensee shall destroy all Trademarked Product and packaging and promotional material remaining in Licensee's possession which are identified in any manner by or with the Trademarks. Notwithstanding the above, Licensor shall have the right to purchase such excess stock of Trademarked Product, in whole or in part, prior to any sale or offer of sale by Licensee to any third party, for an amount equal to the wholesale cost of such Trademarked Product. It is specifically understood and agreed that the Licensee's right to dispose of stock shall be conditioned upon the absence of harm to the Trademarks and/or the reputation of the Licensor arising from the Licensee's use of the Trademarks, as determined by the Licensor in its sole discretion.

21.2 CONTINUATION OF AGREEMENT TERMS. Licensee shall continue to abide by the terms of this Agreement with respect to such Trademarked Product during the period in which disposition pursuant to Article 21.1 of this Agreement is taking place. Neither Licensee nor any creditor judgment or otherwise), assignee, transferee, trustee, or receiver of Licensee, or similar person or officer, or purchaser other than in the regular course of Licensee's business may sell or transfer any Trademarked Product until and unless all sums due Licensor from Licensee have been paid. Further, upon termination of this Agreement, all labels, signs, packages, wrappers, cartons, circulars, advertisements, and other items bearing or containing any reproduction or representation of any of the Trademarks shall automatically and without cost to Licensor become the property of Licensor, and Licensee shall immediately deliver the same to Licensor's place of business or other location designated by Licensor. The reasonable cost of such delivery shall be paid by the Licensor.

21.3 LICENSEE'S OBLIGATIONS. The termination of this Agreement for any reason shall not relieve Licensee of any accrued obligations to Licensor nor shall such action relieve Licensee of any obligation or duty which accrued on or after the termination or expiration of this Agreement.

                   CONFIDENTIAL INFORMATION OMITTED AND FILED
                  SEPARATELY WITH THE SECURITIES AND EXCHANGE
                 COMMISSION. ASTERICKS DENOTE SUCH OMMISSIONS.

21.4 NO RIGHT IN LICENSEE. Except for the right to use the Trademarks as specifically provided for in this Agreement, (i) Licensee shall have no right, title or interest in or to the Trademarks, and (ii) upon and after the termination of this Agreement, all rights granted to Licensee hereunder, together with any interest in and to the Trademarks that Licensee may acquire, shall forthwith and without further act or instrument be assigned to and revert to the Licensor. In addition, Licensee shall execute any instruments requested by Licensor to accomplish or confirm the foregoing. Any such assignment, transfer or conveyance shall be without consideration other than the mutual agreements contained herein.

21.5 SURVIVAL OF TERMS. The provisions of this Article 21 shall survive the termination (or expiration) of this Agreement.


ARTICLE 22
ADDITIONAL RIGHTS PRIOR TO TERMINATION

During the final Contract Year of the Term, hereof, Licensor shall have the right to design and manufacture merchandise of the types covered by this Agreement and to negotiate and conclude such Agreements as it desires pursuant to which it may grant licenses to any party or parties of any or all of the rights herein granted to Licensee; provided, however, that no merchandise herein identified as Trademarked Product shall be shipped by Licensor or any third party other than Licensee prior to the expiration or termination of this Agreement (exclusive of the additional [*****] period for the disposition of the Trademarked Product as provided in Article 21 hereof).


ARTICLE 23
GOODWILL

Licensee acknowledges and recognizes that the Trademarks are of substantial significance and value to Licensor and that said Trademarks have acquired valuable secondary meaning, value and goodwill. Except as may be otherwise specified in this Agreement; Licensee shall not use any of the Trademarks or any name or symbol similar thereto as part of its name or symbol or as part of the name or symbol of any corporation, partnership, joint venture, proprietorship or other entity or person which it controls or with which it is affiliated.

                   CONFIDENTIAL INFORMATION OMITTED AND FILED
                  SEPARATELY WITH THE SECURITIES AND EXCHANGE
                 COMMISSION. ASTERICKS DENOTE SUCH OMMISSIONS.

Page 17--

ARTICLE 24
INSURANCE

Licensee shall at all times carry product liability insurance with respect to the Trademarked Product with a limit of liability of not less than [*****] and Licensor shall be named therein as coinsured as its interests may appear. Such insurance may be obtained in connection with a policy of product liability insurance which covers products other than the Trademarked Product and shall provide for at least thirty (30) days prior written notice to Licensor of the cancellation or substantial modification thereof. Licensee shall deliver to Licensor a certificate evidencing the existence of such insurance policies promptly after their issuance.


ARTICLE 25
AGENTS, FINDERS AND BROKERS

Each of the parties to this Agreement shall be responsible for the payment of any and ail agent, brokerage and/or finder commissions, fees and related expenses incurred by it in connection with this Agreement or the transactions contemplated hereby and shall indemnify the other and hold it harmless from any and all liability (including, without limitation, reasonable attorney's fees and disbursements paid or incurred in connection with any such liability) for any agent, brokerage and/or finder commissions, fees and related expenses claimed by its agent, broker or finder, if any, in connection with this Agreement or the transactions contemplated hereby. Licensor's sole agent/finder/broker in connection with this Agreement is Leveraged Marketing Corporation of America ("LMCA") with offices at 156 West 56th Street, New York, New York 10019. Any and all commissions, fees and/or other monies due LMCA in connection with this Agreement shall be borne exclusively by Licensor as per the Agency Agreement of March 1, 1995.


ARTICLE 26
RESERVED RIGHTS

Rights not herein specifically granted to Licensee are reserved by Licensor and may be used by Licensor without limitation. Any use by Licensor of such reserved rights, including but not limited to the use or authorization of the use of any Trademarks in any manner whatsoever not inconsistent with Licensee's right hereunder, shall not be deemed to be interference with or infringement of any of Licensee's rights.

                   CONFIDENTIAL INFORMATION OMITTED AND FILED
                  SEPARATELY WITH THE SECURITIES AND EXCHANGE
                 COMMISSION. ASTERICKS DENOTE SUCH OMMISSIONS.

Page 18--



ARTICLE 27
APPLICABLE LAW

This Agreement shall be construed and governed, in all respects, by the law of the State of Ohio applicable to contracts made and to be performed in that state without reference to any provisions relating to conflicts of law. Any legal action or proceeding of any sort against Licensor by or on behalf of Licensee, shall be brought in a court of competent jurisdiction in Cuyahoga County, Ohio.


ARTICLE 28
NON-AGENCY OF PARTIES

This Agreement does not constitute or appoint Licensee as the agent or legal representative of Licensor, or Licensor as the agent or legal representative of Licensee, for any purpose whatsoever. Licensee is not granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of, Licensor or to bind Licensor in any manner or thing whatsoever; nor is Licensor granted any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of Licensee, or to bind Licensee in any manner or thing whatsoever. No joint venture or partnership between the parties hereto is intended or shall be inferred.


ARTICLE 29
AMENDMENTS AND WAIVERS BY LICENSOR

This Agreement may be amended or modified by Licensor, and Licensor may waive any of its rights hereunder or performance by Licensee of any of its obligations hereunder, only by instrument in writing. In the event Licensor shall at any time waive any of its rights under this Agreement or the performance by Licensee of any of its obligations hereunder, such waiver shall not be construed as a continuing waiver of the same rights or obligations, or a waiver of any other rights or obligations.

Page 19--



ARTICLE 30
ENTIRE AGREEMENT

This Agreement constitutes the entire Agreement between the parses as to the Trademarked Products, and supersedes all prior agreements and understandings relating to this subject matter hereof.


ARTICLE 31
SEPARABILITY OF PROVISIONS

If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provisions shall be fully severable. The Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provisions had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of- such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid or enforceable.


ARTICLE 32
COUNTERPARTS; HEADINGS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The headings herein are set out for convenience of reference only and shall not be deemed a part of this Agreement.

 ARTICLE 33
 BINDING EFFECT

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and, subject to the provisions of Article 16 of this Agreement, their respective permitted successors and assigns.

Page 20--



 ARTICLE 34
 INDEMNIFICATION BY LICENSEE

34.1 INDEMNIFIED PARTIES; BASIC INDEMNIFICATION. For purposes of this paragraph, "Indemnified Parties" refers to Licensor, and other licensees (not including Licensee) of rights relating to the Trademarks, and officers, directors, employees, and agents of each of the foregoing, and persons connected with or employed by them and each of them. Licensee hereby agrees that it shall indemnify and hold harmless the Indemnified Parties and each of them from and against the costs and expenses (including, without limitation, reasonable attorneys fees and costs) of any and all claims, suits, losses, damages, costs, demands, obligations, investigations, causes of action, and judgments arising out of:

(a) the actual or alleged unauthorized use in connection with, or arising out of, a Trademarked Product of any Trademarks (including, without limitation, the Trademarks), patent, process, method or device;
(b) the actual or alleged infringement in such connection of any copyrights, trade name or patent or any act held to constitute libel, slander or defamation;
(c) the invasion by Licensee of the right of privacy, publicity, or other property right;
(d) the failure to perform of, or any defect in, or use of, the Trademarked Product, including without limitation any injuries to the person or to property arising therefrom;
(e) the infringement or breach of other personal or property right of any person, firm or corporation by Licensee, its officers, employees, agents, or anyone directly or indirectly acting by, through, on behalf of, or pursuant to contractual or any other relationship with Licensee; and
(f) Licensee's sales and/or promotional efforts.

34.2 LICENSEE INDEMNIFIED PARTIES; BASIC INDEMNIFICATION. For purpose of this Section "Licensee Indemnification Parties" refers to Licensee and officers, directors, employees and agents of Licensee. Licensor shall indemnify and hold harmless the Licensee Indemnified Parties and each of them from and against the cost and expenses (including, without limitation, reasonable attorneys fees and costs) of any and all claims, suits, losses, damages, costs, demands, obligations, investigations, causes of action, and judgements arising out of any assertion or allegation by any persons, entities of government agencies that any Trademark infringes any trademark, trade name or any other personal or property right of a third parry.

34.3 INDEMNIFICATION FOR BREACH. Licensee hereby further agrees that it shall indemnify and forever hold harmless the Indemnified Parties against and from any and all claims, suits, losses, damages, costs, obligations, liabilities, judgments, damages and expenses, including without limitation, reasonable attorneys' fees arising out of breach or alleged breach by Licensee of any provision of this Agreement, or any misrepresentation made by Licensee herein or any act not expressly authorized herein. Licensee further agrees to insulate the Indemnified Parties from any and all product liability claims arising from the use or misuse of the Trademarked Product.

34.4 SURVIVAL OF TERMS. The provisions of this Article 34 shall survive the termination (or expiration) of this Agreement.

ARTICLE 35
INFORMATION

35.1 CONFIDENTIALITY. Licensor and Licensee may from time to time disclose to each other sales, engineering, applications, drawing, designs and any other knowledge, information, techniques, know-how or data pertaining to the manufacture, use, application, marketing, distribution and sales of the Trademarked Product or other products of Licensor or Licensee (the 41nformabon~). Each par~ hereto shall hold in confidence all such data and information and shall not disclose such data and information except to such personnel and employees as are necessary for the effective performance of this Agreement or as otherwise permitted by this Agreement. Licensor and Licensee shall cause all data, documents or other written or printed materials embodying the Information to be plainly marked to indicate the secret and confidential nature thereof and to prevent unauthorized access thereto, or reproduction or use thereof. Licensor and Licensee shall take any necessary action, including court proceedings, to comply and to compel compliance with the provisions of this Article 35. The obligations undertaken by Licensor and Licensee pursuant to this Article 35 shall not apply to any such data or information which is or becomes published or otherwise generally available to the public without fault of a party hereto or is otherwise lawfully acquired by a party hereto and such obligations shall, as so limited, survive the expiration or termination of this Agreement. Upon termination of this Agreement, either Party hereto may request the prompt return of all written materials received from the other Party including originals, copies, extractions, translations and reproductions thereof. This Agreement is not intended to and shall not be construed to give either Party any vested right, title or interest in the Trademarked Product or the Information.

35.2 CONFIDENTIALITY OF TERMS OF AGREEMENT. Licensee shall not disclose to any third party information relating to the terms and conditions of this Agreement, including royalty rates, the amounts of minimum NIV Sales or minimum royalties or the amount of the initial royalty payment pursuant to this Agreement.

35.3 SURVIVAL OF TERMS. The provisions of this Article 35 shall survive the termination of this Agreement.

ARTICLE 26
PUBLIC ANNOUNCEMENTS

36.1 Unless expressly approved in advance in writing by the other party, neither shall make any public announcement regarding the subject matter or existence of this Agreement except as required by law. If such announcement is required by law, the announcing party shall give the other party reasonable notice of such announcement and shall consult with the other party regarding the announcement.

36.2 IMMEDIATE DISCLOSURE OF PUBLIC ANNOUNCEMENTS. Licensee shall include Licensor, and its agent, LMCA, among its list of recipients for press releases and all other public announcements regarding its business, and provide such information to Licensor and its agent simultaneous to its release to any and all media outlets or other recipients.

ARTICLE 37
ADDRESSES FOR NOTICE

All notices, statements, consents, instructions or other documents required or authorized to be given hereunder shall be in writing, and shall be delivered personally to an officer, partner or authorized representative of the other party of by certified mail, return receipt requested, addressed to the parties concerned as follows:

to Licensee                       Electronic Industries of America, Inc.
                                  16550 N.W. 10th Avenue
                                  Miami, Florida 33168
                                  Facsimile: 305-624-8901

and to Licensor at:               White Consolidated Industries, Inc.
                                  11770 Berea Road
                                  Cleveland, Ohio 44111
                                  Facsimile: 216-252-8158

with copies to:                   Ms. Sharon Schiller, Trademarks Counsel
                                  White Consolidated Industries, Inc.
                                  11770 Berea Road
                                  Cleveland, Ohio 44111  Facsimile: 216-252-8158

and                               Mr. Allan R. Feldman
                                  Leveraged Marketing Corporation of America
                                  156 West 56th Street, Suite 1400
                                  New York, New York 10019
                                  Facsimile: 212-581-1461


and shall be deemed to have been given upon receipt.

IN WITNESS WHEREOF, this Agreement is
executed on the day and year first written above.


White Consolidated Industries, Inc. (Licensor)


/s/ Daniel R. Elliott
---------------------
By: Daniel R. Elliott
    Senior Vice President,
    General Counsel


New M-Tech Corporation (Licensee)


/s/ Leonor Schuck
-------------------
By: Leonor Schuck
    Vice President, Finance

                                    EXHIBIT A




Portable consumer microwave ovens

                                  AMENDMENT 1

                               AGREEMENT BETWEEN

                     ELECTRONIC INDUSTRIES OF NORTH AMERICA

                                      AND

                      WHITE CONSOLIDATED INDUSTRIES, INC.

                            DATED 15 SEPTEMBER 1997

         ARTICLE 5
         TERM OF AGREEMENT

         5.1 CONTRACT TERM. The Contract Term of this Agreement commences on the date first mentioned above and ends on December 31, 2003 at midnight Eastern Standard Time unless sooner terminated pursuant to the terms of this Agreement.

         ARTICLE 7
         7.1 MINIMUM ROYALTY PAYMENTS. The minimum Royalties for the Contract Term shall be paid [*****] in advance on execution of this Agreement and the balance in twenty (20) equal installments of $[*****] paid quarterly beginning March 30, 1999 and throughout the remainder of the contract period. Each installment is due on or before the 30th day of each March, June, September and December. The Minimum Royalties for each Extension Term as shown below shall be paid in four (4) equal installments each by the 30th day of March, June, September and December of the respective term.

         EXCEPT AS HEREBY AMENDED, THE AGREEMENT ENTERED INTO AND EFFECTIVE 15 SEPTEMBER 1997 SHALL REMAIN IN FULL FORCE AND EFFECT.

         SIGNED THIS       DAY OF DECEMBER, 1997.

ELECTRONIC INDUSTRIES OF                     WHITE CONSOLIDATED INDUSTRIES, INC.
NORTH AMERICA


/s/ JOEL NEWMAN                              /s/ ILLEGIBLE
----------------------------------           -----------------------------------
By:                                          By:

                   CONFIDENTIAL INFORMATION OMITTED AND FILED
                  SEPARATELY WITH THE SECURITIES AND EXCHANGE
                 COMMISSION. ASTERICKS DENOTE SUCH OMMISSIONS.